Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of May [●], 2021, by and among Corsair Partnering Corporation, a Cayman Islands exempted company (the “Company”), and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses (a “Partnering Transaction”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-254003) (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Units”) at a price of $10.00 per Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”) and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Ordinary Share at an exercise price of $11.50 per share (the “Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Partnering Transaction; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Partnering Transaction (the “Partnering Transaction Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, the number of Class A Ordinary Shares pursuant to Section 1(a)(i) hereof (the “Forward Purchase Shares”) and the applicable number of Warrants determined pursuant to Section 1(a)(i) hereof, with one (1) Warrant being issuable to the Purchaser per each increment of three (3) Forward Purchase Warrants actually issued and sold to the Purchaser hereunder (the “Forward Purchase Warrant(s)” and together with the Forward Purchase Securities, the “Forward Purchase Securities”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       Sale and Purchase.

(a)       Forward Purchase Securities.

(i)       The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to a maximum of (1) 10,000,000 Forward Purchase Securities (the “Number of Forward Purchase Shares”) plus (2) the number of Forward Purchase Warrants which is the product of (x) the number of Forward Purchase Securities as determined by clause (1) and (y) 1/3 (the “Number of Forward Purchase Warrants”) for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Securities issued and sold hereunder (the “FPS Purchase Price”). No fractional Forward Purchase Warrants will be issued and, upon issuance, the Number of Forward Purchase Warrants shall be rounded down to the nearest whole number of Warrant.

(ii)         Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO (the “Public Warrants”), and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on 30 days after the Partnering Transaction Closing, and will expire five years after the Partnering Transaction Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(iii)       The number of Forward Purchase Securities to be issued and sold by the Company and purchased by the Purchaser hereunder shall be determined as follows:

(1)       As soon as reasonably practicable, but in no event less than ten (10) Business Days prior to the Company’s entry into a definitive agreement for the Partnering Transaction (the “Partnering Transaction Agreement”), the Company shall provide the Purchaser with notice (the “Initial Company Notice”) that it desires the Purchaser to purchase all or a portion of the Maximum Securities pursuant to this Agreement in connection with the Partnering Transaction Closing. Following delivery of the Initial Company Notice, the Company shall provide the Purchaser with such other information as the Purchaser (or any applicable Transferee pursuant to Section 4(a) hereof) may reasonably request so that the Purchaser (or such Transferee) may consider, and then subsequently seek the approval of its investment committee to consummate, the purchase of the Forward Purchase Securities hereunder.

(2)       Within five (5) Business Days after receipt of the Initial Company Notice, the Purchaser shall provide the Company with notice (the “Initial Purchaser Notice”) of the decision of its investment committee as to the number of Forward Purchase Securities it wishes to purchase pursuant to this Agreement, if any, which shall not exceed the Maximum Securities, which notice shall constitute the binding obligation of the Purchaser to purchase such number of Forward Purchase Securities, subject to the terms and conditions of this Agreement.

The Company acknowledges and agrees that any determination by Purchaser to purchase Forward Purchase Securities shall be made at the sole discretion of its investment committee and that Purchaser’s investment committee may elect in its sole discretion not to purchase any Forward Purchase Securities.

(3)       At least two (2) Business Days before the Partnering Transaction Closing, the Company shall provide the Purchaser with an updated notice (the “Final Company Notice”) including:

a.       its determination, based on the actual number of Public Securities (as defined below) validly submitted for redemption or other changes in the cash requirements, of the number of Forward Purchase Securities (which shall not exceed the number of shares indicated in the Initial Purchaser Notice) that it desires the Purchaser to purchase pursuant to this Agreement;

b.       the anticipated date of the Partnering Transaction Closing; and

c.       instructions for wiring the FPS Purchase Price.

(4)       At least one (1) Business Day before the Partnering Transaction Closing, the Purchaser shall provide the Company with an updated notice (the “Final Purchaser Notice”) of the number of Forward Purchase Securities it will be obligated to purchase pursuant to this Agreement, with no further notification or confirmation necessary from the Company, which number shall not be (i) greater than the aggregate number of Forward Purchase Securities that the Company desires such Purchaser to purchase as specified in the Final Company Notice and (ii) less than the lesser of (A) the number of Forward Purchase Securities that the Purchaser was obligated to purchase pursuant to Section 1(a)(iii)(2) as indicated in the Initial Purchaser Notice and (B) the number of Forward Purchase Securities that the Company desires the Purchaser to purchase as specified in the Final Company Notice.

(iv)       In the event that any Partnering Transaction Agreement is terminated or the transaction contemplated thereby is abandoned, the procedures completed pursuant to clause (ii) above to determine the number of Forward Purchase Securities to be purchased by the Purchaser in connection with such Partnering Transaction Agreement shall be disregarded and the provisions of clause (ii) above must be separately completed for each Partnering Transaction Agreement entered into by the Company.

(v)       The closing of the sale of Forward Purchase Securities (the “Forward Closing”) shall be held on the same date and concurrently with the Partnering Transaction Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, the Purchaser shall deliver to the Company the FPS Purchase Price for the Forward Purchase Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Final Company Notice to be held in escrow until the Forward Closing. Immediately prior to the Forward Closing on the Forward Closing Date, (i) the

FPS Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchaser, and (ii) upon such release, the Company shall issue the Forward Purchase Securities to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Purchaser, as applicable. In the event the Partnering Transaction Closing does not occur within five (5) Business Days of the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the FPS Purchase Price to the Purchaser. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(vi)       If the Company shall reduce the number of Forward Purchase Securities below that set forth in the Initial Purchaser Notice, then such reduction shall be made on a ratable basis among all purchasers entering into forward purchase agreements comparable to this Agreement on or about the date hereof.

(b)       Delivery of Forward Purchase Securities.

(i)       The Company shall register the Purchaser as the owner of the Forward Purchase Securities purchased by the Purchaser hereunder with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the Forward Closing.

(ii)       Each register and book entry for the Forward Purchase Securities purchased by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)       Legend Removal. If the Forward Purchase Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Securities in violation of applicable law.

2.       Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)       Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)       Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)       Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)       Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)       Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. If the Purchaser was formed for the specific purpose of acquiring the Forward Purchase Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)       Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Securities, as well as the terms of the IPO, with the Company’s management.

Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, or any Class A Shares which the Forward Purchase Securities may be converted into or exercised for, for resale, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement for the IPO with the SEC. The Purchaser understands that the offering of the Forward Purchase Securities hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such offering of the Forward Purchase Securities.

(g)       No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(h)       High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i)       Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)       Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Forward Purchase Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Forward Purchase Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Forward Purchase Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Forward Purchase Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(k)       No General Solicitation. Neither the Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(l)       Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth in Section 8(a) hereof.

(m)       Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(n)       Adequacy of Financing. At the time of the Forward Closing, the Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(o)       Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(p)       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offering, sale and purchase of the Forward Purchase Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.       Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)       Incorporation and Corporate Power. The Company is an exempted company, duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)       Capitalization. The authorized share capital of the Company will consist, as of or prior to the IPO Closing, of:

(i)       380,000,000 Class A Ordinary Shares, par value $0.0001 per share, none of which are issued and outstanding, and all the outstanding Class A ordinary shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws;

(ii)       1,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), 250,000 of which are issued and outstanding, and all the outstanding Class B ordinary shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii)       50,000,000 Class F ordinary shares, par value $0.0001 per share (the “Class F Ordinary Shares”), 1,437,500 of which are issued and outstanding, and all the outstanding Class F ordinary shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iv)       1,000,000 preference shares, par value $0.0001 per share, none of which are issued and outstanding.

Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities and the securities issuable upon conversion or exercise of the Forward Purchase Securities, at the Forward Closing has been taken or will be taken prior to the Forward Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon conversion or exercise of the Forward Purchase Securities has been taken or will be taken prior to the Forward Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)       Valid Issuance of Forward Purchase Securities.

(i)       The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, and the Class A Shares issuable upon conversion or exercise of the Forward Purchase Warrants, when issued in accordance with the terms of the Forward Purchase Warrants, this Agreement and the Warrant Agreement, and registered in the register of members of the Company will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. The Forward Purchase Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Forward Closing. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(d)       Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(e)       Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s memorandum and articles of association, as it may be amended from time to time (the “Charter”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(f)       Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with the IPO and offering of the Forward Purchase Securities.

(g)       No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(h)       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering, sale and purchase of the Forward Purchase Securities, the IPO or a potential Partnering Transaction, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

4.       Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)       Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer any Forward Purchase Securities until 30 days after the completion of the initial Partnering Transaction. Notwithstanding the foregoing, Transfers of the Forward Purchase Securities are permitted (any such transferees, the “Permitted Transferees”): (A) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any of the operating partners of the Company, any affiliates or family members of the operating partners of the Company, any members or partners of Corsair Partnering Sponsor LP (the “Sponsor”), or their affiliates, any affiliates of sponsor, any members of the Purchaser, any affiliates of the Purchaser, or any employees of any such affiliates; (B) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of a Partnering Transaction at prices no greater than the price at which the securities were originally purchased; (F) in the event of the Company’s liquidation prior to the completion of a Partnering Transaction; (G) in the event of the Company’s liquidation, merger, share capital exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the completion of a Partnering Transaction; (H) as a distribution to limited partners, members or shareholders of the Purchaser; (I) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser or any of its affiliates, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor; (J) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (I) above; (K) to the Purchaser or any Transferee hereunder; (L) by virtue of the laws of the Purchaser’s jurisdiction of formation or its organizational documents upon dissolution of the Purchaser; and (M) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (A) through (E) and (H) through (L), these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Securities, whether any such transaction is to be settled by delivery of such Forward Purchase Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b)       Trust Account.

(i)       The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Ordinary Shares issued in the IPO (the “Public Shares”) held by it.

(ii)       The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Securities held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Account or against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Securities held by it.

(c)       No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Partnering Transaction Closing. For purposes of this Section 4(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect share pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d)       Voting. The Purchaser hereby agrees that if the Company seeks shareholder approval of a proposed Partnering Transaction, then in connection with such proposed Partnering Transaction, the Purchaser shall vote any Class A Ordinary Shares owned by it in favor of any proposed Partnering Transaction. If the Purchaser fails to vote any Class A Ordinary Shares it is required to vote hereunder in favor of a Proposed Partnering Transaction, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest. Notwithstanding the foregoing and for the avoidance of doubt, the provisions of this Section 4(d) shall not limit or modify the redemption and liquidation rights Purchaser shall have in respect of the Public Securities held by it.

5.       Additional Agreements of the Company.

(a)       Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Ordinary Shares on the New York Stock Exchange (or another national securities exchange).

(b)       Registration Rights. The Purchaser shall be granted registration rights by the Company with respect to the Forward Purchase Securities pursuant to a registration rights agreement to be entered into with the Company, a form of which has been filed with the registration statement relating to the Company’s IPO (the “Registration Rights”). Without limiting the generality of the foregoing, the Forward Purchase Securities are “Registrable Securities” for purposes of such agreement and shall have the rights and benefits attendant thereto as set forth therein.

6.       Forward Closing Conditions.

(a)       The obligation of the Purchaser to purchase the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)       The Partnering Transaction shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii)       The Purchaser’s (or any applicable Transferee’s) investment committee shall have approved the purchase of the Forward Purchase Securities;

(iii)       The Company shall have delivered to such Purchaser a certificate evidencing the good standing of the Company as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the Partnering Transaction Closing;

(iv)       The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(v)       The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(vi)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

(b)       The obligation of the Company to sell the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)       The Partnering Transaction shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii)       The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)       The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Forward Closing; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

7.       Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)	by mutual written consent of the Company and the Purchaser; or

(b)	automatically

(i)	if the IPO is not consummated on or prior to twelve months from the date of this Agreement; or

(ii)    if the Partnering Transaction is not consummated within 24 months (or 27 months, if applicable) from the IPO Closing, or such later date as may be approved by the Company’s shareholders in accordance with the Charter.

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 4(b) shall survive termination of this Agreement.

8.       General Provisions.

(a)       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

(i)       All communications sent to the Company shall be sent to: Corsair Partnering Corporation, 717 Fifth Avenue, 24th Floor, New York, New York, 10022, Attn: Paul Cabral, email: cabral@corsair-capital.com, with a copy to the Company’s counsel at: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attn: Derek Dostal, Esq., email: derek.dostal@davispolk.com fax: (212) 701-5322, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(ii)       All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)       No Finder’s Fees. Other than fees payable to the underwriters of the IPO or any other investment bank or financial advisor who assists the Company in sourcing targets for a Partnering Transaction, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) arising from any agreement or arrangement entered into by the Purchaser. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)       Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)       Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)       Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)       Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Forward Purchase Securities to one or more other persons upon the consent of the Company; provided, however, that no consent of the Company shall be required if such assignment or delegation is to an affiliate of the Purchaser or one or more entities advised by the Purchaser or under common advisement with the Purchaser; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(g)       Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)       Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)       Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)       Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above- named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)       Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)       Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)       Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)       Expenses. Each of the Company and the Purchaser will be responsible for payment of its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Forward Purchase Securities and the securities issuable upon conversion or exercise of the Forward Purchase Securities..

(o)       Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)       Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)       Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)       Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

Corsair V Financial Services Capital Partners, L.P.

By:
Name: D.T. Ignacio Jayanti
Title: Chief Executive Officer

Address for notices: 717 Fifth Avenue, Floor 24, New York, NY 10022

COMPANY:

CORSAIR PARTNERING CORPORATION

By:
Name: Paul Cabral
Title: Chief Financial Officer

[Signature Page to Forward Purchase Agreement]